ZALICUS REPORTS FINANCIAL RESULTS FOR THE THIRD QUARTER 2011

CAMBRIDGE, Mass. – November 2, 2011 – Zalicus Inc. (NASDAQ: ZLCS) today reported financial results for the third quarter ended September 30, 2011.

“We continue to execute on our product development goals. Patient enrollment in the SYNERGY Phase 2b clinical trial of Synavive™ for rheumatoid arthritis is on track with clinical sites actively recruiting subjects across the United States, Europe and Latin America, and we are finalizing preparations to initiate clinical development of Z160, with the goal of moving quickly into Phase 2 trials with a new formulation in 2012,” commented Mark H.N. Corrigan, MD, President and CEO of Zalicus. “We plan to report top-line clinical results for both Synavive and our clinical-stage Ion channel programs in 2012.”

Third Quarter 2011 and Recent Accomplishments:

·	Published research on the role of sodium channels in acute and chronic pain processing. The paper, entitled “Identification of Sodium Channel Isoforms that Mediate Action Potential Firing in Lamina I/II Spinal Cord Neurons,” Hildebrand et al., was pre-published on-line in the journal Molecular Pain (2011) and can be found on the Zalicus website. This research provides important new insights into the mediation of spinal cord neuron firing to determine the functional properties of sodium channel expression creating potential new ion channel targets for future pain therapeutics and further validating the pioneering scientific work of the Zalicus Ion channel research team.

·	Received a notice of allowance from the U.S. patent and trademark office with allowed claims covering methods of use for Synavive as a treatment for osteoarthritis. Once this patent issues, the Synavive portfolio will include patents covering the Synavive composition of matter, methods of treating rheumatoid arthritis, osteoarthritis and other diseases, as well as pending patent applications directed to various Synavive formulations, providing comprehensive protection for Synavive, with patent terms that extend until at least 2028.

Third Quarter 2011 Financial Results (Unaudited):

As of September 30, 2011, Zalicus had cash, cash equivalents, restricted cash and short-term investments of $49.0 million compared to $56.0 million on June 30, 2011.

For the quarter ended September 30, 2011, revenue was $2.4 million compared to $1.2 million for the quarter ended September 30, 2010. Revenue is derived from research and development collaborations with Novartis and Amgen and other pilot research parties, a grant from the United States Army Medical Research Institute for Infectious Diseases and $0.8 million in royalty revenue received from Covidien based on Exalgo sales. To date, Zalicus has recognized $3.3 million in revenue related to Exalgo royalties since its market launch in April 2010. The increase in revenue in the three months ended September 30, 2011 was primarily due to Exalgo royalties from Covidien and an increase in the recognition of collaboration revenue from Novartis.

For the quarter ended September 30, 2011, net loss was $9.3 million, or $0.09 per share, compared to a net loss of $11.4 million, or $0.13 per share, in the quarter ended September 30, 2010.

Research and development expenses were $8.9 million in the quarter ended September 30, 2011 compared to $5.1 million in the quarter ended September 30, 2010. The $3.8 million increase was due primarily to an increase in expenses related to the clinical development of Synavive and preclinical development expenses related to our Ion channel product candidates, including Z160 and Z944. We expect research and development expenses to increase for the year ended December 31, 2011 compared to 2010 due to the Phase 2b SYNERGY trial and the advancement of our Ion channel product

245 First Street, Third Floor, Cambridge, MA 02142 Ph: 617 301 7000 Fax: 617 301 7010 www.zalicus.com candidates such as Z160 and Z944 into Phase 1 clinical development.

General and administrative expenses were $2.6 million in the quarter ended September 30, 2011 compared to $2.8 million in the quarter ended September 30, 2010. We expect our general and administrative expenses for the year ended December 31, 2011 to be consistent with such expenses for 2010.

About Zalicus

Zalicus Inc. (NASDAQ: ZLCS) is a biopharmaceutical company that discovers and develops novel treatments for patients suffering from pain and immuno-inflammatory diseases. Zalicus applies its selective Ion channel modulation platform and its combination high throughput screening capabilities to discover innovative therapeutics for itself and its collaborators in the areas of pain, inflammation, oncology and infectious disease. To learn more about Zalicus, please visit www.zalicus.com.

Forward-Looking Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Zalicus, the product Exalgo™ and its ability to generate future royalty revenue for Zalicus, the product candidates Synavive, Z160 and Z944 and their development, including the progress of their respective clinical trials, the patents and patent applications covering Synavive, the Zalicus selective Ion channel modulation platform and related product candidates, its combination drug discovery technology, cHTS, its collaborations, Zalicus’s plans to enter into additional funded discovery collaborations relating to its technology platforms, and Zalicus’s financial condition, results of operations, cash position and business plans. These forward-looking statements about future expectations, plans, objectives and prospects of Zalicus may be identified by words like "believe," "expect," "may," "will," "should," "seek," or “could” and similar expressions and involve significant risks, uncertainties and assumptions, including risks related to the sale and marketing of Exalgo by Covidien, risks related to the development and regulatory approval of Zalicus’s product candidates, including Synavive, Z160 and Z944, the unproven nature of the Zalicus drug discovery technologies, the ability of the Company or its collaboration partners to initiate and successfully complete clinical trials of its product candidates, the Company's ability to enter into collaboration agreements or obtain additional financing or funding for its research and development, the risk that a Notice of Allowance may not lead to the issuance of a patent and those other risks that can be found in the "Risk Factors" section of Zalicus’s annual report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Zalicus periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Zalicus contemplated by these forward-looking statements. These forward-looking statements reflect management’s current views, and Zalicus does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.

Zalicus Contacts: Justin Renz, CFO. 617-301-7575 JRenz@zalicus.com

Gina Nugent gnugent@zalicus.com 617-460-3579 (c) 2011 Zalicus Inc. All rights reserved.

-End-

245 First Street, Third Floor, Cambridge, MA 02142 Ph: 617 301 7000 Fax: 617 301 7010 www.zalicus.com

Zalicus Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,

	2011	2010	2011	2010

Revenue:
Collaborations and other	$2,300	$1,013	$5,042	$44,795
Government contracts and grants	128	153	505	629

Total revenue	2,428	1,166	5,547	45,424

Operating expenses:
Research and development	8,871	5,062	25,678	17,060
General and administrative	2,563	2,828	8,030	9,259
Amortization of intangible	1,285	4,683	3,855	14,052

Total operating expenses	12,719	12,573	37,563	40,371

(Loss) income from operations	(10,291)	(11,407)	(32,016)	5,053
Interest income	33	55	100	92
Interest expense	(358)	—	(579)	—
Loss on revaluation of contingent consideration	—	—	—	(29,286)
Other income (expense)	148	(18)	2	(145)

Net loss before benefit for income taxes	(10,468)	(11,370)	(32,493)	(24,286)
Income tax benefit	1,217	—	1,217	1,210

Net loss	$(9,251)	$(11,370)	$(31,276)	$(23,076)

Net loss per share—basic and diluted	$(0.09)	$(0.13)	$(0.32)	$(0.29)

Weighted average number of common shares used in
net loss per share calculation—basic and diluted
	99,214,522	89,014,241	96,712,208	80,517,864

     245 First Street, Third Floor, Cambridge, MA 02142 Ph: 617 301 7000 Fax: 617 301 7010 www.zalicus.com

Zalicus Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(Unaudited)

	September 30,	December 31,
	2011	2010

Assets
Current assets:
Cash and cash equivalents	$2,244	$2,820
Restricted cash	650	650
Short-term investments	44,928	41,799
Accounts receivable	2,045	1,605
Prepaid expenses and other current assets	1,879	965

Total current assets	51,746	47,839
Property and equipment, net	5,618	6,898
Intangible asset, net	22,831	26,687
Restricted cash and other assets	1,262	1,245

Total assets	$81,457	$82,669

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,679	$1,840
Accrued expenses and other current liabilities	5,435	4,269
Deferred revenue	3,410	2,370
Current portion of term loan payable	2,406	273
Current portion of lease incentive obligation	284	284

Total current liabilities	13,214	9,036

Term loan payable, net of current portion	8,603	2,523
Deferred revenue, net of current portion	3,000	3,667
Deferred rent, net of current portion	642	743
Lease incentive obligation, net of current portion	1,229	1,442
Other long-term liabilities	821	2,261

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and
outstanding	—	—
Common stock, $0.001 par value; 200,000 shares authorized; 99,238 and 89,113 shares issued and outstanding at September 30, 2011 and December 31, 2010,
respectively	99	89
Additional paid-in capital	339,808	317,581
Accumulated other comprehensive loss	(30)	(20)
Accumulated deficit	(285,929)	(254,653)

Stockholders’ equity	53,948	62,997

Total liabilities and stockholders’ equity	$81,457	$82,669

     245 First Street, Third Floor, Cambridge, MA 02142 Ph: 617 301 7000 Fax: 617 301 7010 www.zalicus.com